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                                     [LETTERHEAD]


September 13, 1996


Mr. Victor Coleman
President
Arden Realty Group, Inc.
9100 Wilshire Boulevard
Beverly Hills, CA  90212

Dear Victor,

This letter shall outline Lehman Brothers' ("Lender") commitment to extend to Arden Realty Group, Inc. ("Borrower") an interim loan (the "Interim Loan") subject to the terms and conditions outlined below and the completion of mortgage loan and other transaction documentation (the "Transaction Documentation") satisfactory to Lehman Brothers. The terms and conditions outlined below are not all inclusive and will be supplemented by the Transaction Documentation.

Loan Amount:            $104,000,000

Interest Rate:          Months 1-6: One month LIBOR + 1.50 %
                        Months 7-12: One month LIBOR +2.00%

Term:                   One Year

Extension Option:       None

Earthquake Insurance:   Earthquake insurance coverage equal to the probable
                        maximum loss of the Subject Properties. To the extent the earthquake insurance policy encompasses other properties owned by Borrower, Borrower will assign to Lender a "preference" towards all proceeds receivable under Borrower's earthquake insurance policy, up to the probable maximum loss of the Subject Properties.
                        Borrower's counsel will deliver to Lender an opinion of counsel opining that Lender has a perfected security interest in all such insurance proceeds.

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Recourse:4              The loan will be non-recourse to the Borrower, secured
                        only by first lien mortgages on the Subject Properties

Origination Fee:        0.50% origination fee due at repayment of the Interim
                        Loan. The origination fee shall be fully credited against any placement agency fee of 0.50% related to any offering of commercial mortgage-backed securities completed by Borrower in the 13 months following the origination of the Interim Loan.

Expenses:               Borrower shall reimburse Lender for all of Lender's
                        reasonable out of pocket expenses relating to the Interim Loan and the CMBS offering up to a maximum of $25,000 and for all of Lender's legal costs associated with the Interim Loan and the CMBS Offering up to an amount of $175,000.

Collateral              The Interim Loan shall be secured by newly originated,
                        fully cross-collateralized and cross-defaulted first lien mortgages on the following properties (the
                        "Subject Properties"):

                        1.) 9665 Wilshire Boulevard;
                        2.) Skyview Center,
                        3.) 1600 Ventura Boulevard
                        4.) 1640 Sepulveda Boulevard
                        5.) 1950 Sawtelle
                        6.) 222 So. Harbor Boulevard
                        7.) 425 West Broadway
                        8.) Imperial Bank Tower
                        9.) 5000 East Spring Street

CMBS Offering:          Borrower acknowledges that Lender is extending the
                        Interim Loan with the understanding that Borrower will utilize its best efforts to expeditiously refinance the Interim Loan through an offering of commercial mortgage backed securities (the "CMBS Offering") to be sole managed by an affiliate of Lender. Borrower will cooperate fully with Lender in working with Lender and any credit rating agency to achieve investment grade ratings of AA, A and BBB relating to the CMBS offering.

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Page Three


Reporting Requirements: Borrower will deliver to lender within 45 days of each calendar quarter end copies of quarterly unaudited financial statements and rent rolls for each of the Subject Properties. Borrower will deliver to Lender unaudited annual financial statements relating to the Subject Properties within 45 days of any calendar year end during the term of the Interim Loan.



The above summary of terms and conditions is not intended to be, and should not be construed as an attempt to establish all of the terms and conditions around which the loan documents will be structured and is not intended to preclude negotiations within the general scope of these terms and conditions. The loan documents containing these and other terms and conditions shall be negotiated in a manner satisfactory to Lender and Lender's counsel.



Sincerely,



Ali Elam
Senior Vice President


ACKNOWLEDGED AND AGREED
ARDEN REALTY GROUP, INC.
A MARYLAND CORPORATION



- ----------------------------                -----------------
Victor J. Coleman                                Date
President